As filed with the Securities and Exchange Commission on January 5, 2012

Registration No. 333-18725

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARBOR BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	13-3697002
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9191 Towne Centre Drive, Suite 409, San Diego, California 92122

(858) 587-9333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert W. Weber

Chief Financial Officer and Secretary

Harbor BioSciences, Inc.

9191 Towne Centre Drive, Suite 409

San Diego, California 92122

(858) 587-9333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Brown, Esq.

Ryan C. Wilkins, Esq.

Stradling Yocca Carlson & Rauth

4365 Executive Drive, Suite 1500

San Diego, CA 92121

(858) 926-3000

Approximate date of commencement of proposed sale to the public: Not applicable, as this Post-Effective Amendment No. 3 to Form S-4 will deregister the registered but unsold securities under the registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 to Form S-4 relates to the Registration Statement on Form S-4 (File No. 333-18725), of Harbor BioSciences, Inc., a Delaware corporation (the “Registrant”), which was filed with the Securities and Exchange Commission (the “Commission”) on December 24, 1996, as amended by Amendment No. 1 to Form S-4, which was filed with the Commission on February 10, 1997, Post-Effective Amendment No. 1 on Form S-8 to Form S-4, which was filed with the Commission on February 9, 1998 and Post-Effective Amendment No. 2 on Form S-3 to Form S-4, which was filed with the Commission on May 29, 1998 (collectively, the “Registration Statement”).

The Registrant deregistered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, through the filing of a Form 15 with the Commission on August 15, 2011. In connection with the Form 15 filing and in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant is hereby deregistering the remaining securities registered but unsold under the Registration Statement as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 5, 2012.

HARBOR BIOSCIENCES, INC.

By:	/s/ Robert W. Weber
Robert W. Weber
Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Frincke James M. Frincke	President, Chief Executive Officer and Director (Principal Executive Officer)	January 5, 2012

/s/ Robert W. Weber Robert W. Weber	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	January 5, 2012

* Salvatore J. Zizza	Chairman of the Board	January 5, 2012

* Richard A. Bartlett	Director	January 5, 2012

* Jerome M. Hauer	Director	January 5, 2012

* Marc R. Sarni	Director	January 5, 2012

* Jerry M. Seslowe	Director	January 5, 2012

* John C. Shaw	Director	January 5, 2012

* By:	/s/ Robert W. Weber	January 5, 2012
Robert W. Weber Attorney-in-Fact (Pursuant to a Power of Attorney)

EXHIBIT INDEX

Exhibit Number	Exhibit

24.1	Power of Attorney.